INSTRUMENT OF RESIGNATION, APPOINTMENT AND
ACCEPTANCE, dated as of December 1,1993, among Rockefeller Center Properties, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1166 Avenue of the Americas, New York, NY 10036 (the "Company"), Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 450 West 33rd Street, New York, NY 10001 (the "Resigning Trustee"), and United States Trust Company of New York, corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 114 West 47th Street, 15th Floor, New York, NY 10036- 1532 (the "Successor Trustee");

RECITALS
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There are presently issued and outstanding $213,170,000 in
aggregate principal amount of the Company's Current Coupon Convertible Debentures due 2000 and $586,185,000 in face amount of the Company's Zero Coupon Convertible Debentures due
2000 (collectively, the "Securities") under an Indenture, dated as of September 15, 1985 (the "Indenture"), between the Company and the Resigning Trustee.

The Resigning Trustee wishes to resign as Trustee under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under the Indenture; and the Successor Trustee wishes to accept such appointment as Trustee under the Indenture.

NOW THEREFORE, the Company, the Resigning Trustee and the
Successor Trustee agree as follows:


ARTICLE ONE
THE RESIGNING TRUSTEE

Section 101.
- ---------------
Pursuant to Section 610(b) of the Indenture, the Resigning
Trustee hereby confirms previous notification to the Company that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

Section 102.
- ---------------
The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

 (a) To the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust
Department, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture.

(b) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(c) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

Section 103.
- ---------------
The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trusteein and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall take such further action as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

Section 104.
- ---------------
The Resigning Trustee hereby resigns as Paying Agent and
Registrar for the Securities and as the office or agency maintain by the Company pursuant to Section 1002 of the Indenture.


ARTICLE TWO
THE COMPANY

Section 201.
- ---------------
The Secretary of Assistant Secretary of the Company attesting to the execution of this Instrument by the Company hereby certifies that annexed hereto marked Exhibit A is a copy of Board Resolutions duly adopted by the Board of Directors of the Company, and in full force and effect on the date hereof authorizing certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee, Registrar and Paying Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture.

Section 202.
- ---------------
The Company hereby appoints the Successor Trustee asTrustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Trustee under the Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

Section 203.
- ---------------
The Company hereby appoints the Successor Trustee as Paying
Agent and Registrar for the Securities and as the Company's office or agency maintained pursuant to Section 1002 of the Indenture.


ARTICLE THREE
THE SUCCESSOR TRUSTEE

Section 301.
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The Successor Trustee hereby represents and warrants to
the Resigning Trustee and to the Company that the Successor
Trustee is qualified and eligible under the provisions of
Section 609 of the Indenture to act as Trustee under the Indenture.

Section 302.
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The Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture.

Section 303.
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The Successor Trustee hereby accepts its appointment as Paying
Agent and Registrar for the Securities and as the Company's office or agency maintained pursuant to the terms of the Indenture.


ARTICLE FOUR
MISCELLANEOUS

Section 401.
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Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 402.
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This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 403.
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Notwithstanding the resignation of the Resigning Trustee
effected hereby, the Company shall remain obligated under
Section 607 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture.

Section 404.
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This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

Section 405.
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This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereby have caused this

Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

[Corporate Seal]         Rockefeller Center Properties, Inc.

                         By /s/RICHARD M. SCARLATA

                         Name: Richard M. Scarlata
Attest:                  Title: Senior Vice President
/s/STEPHANIE LEGGETT YOUNG
Secretary


[Corporate Seal]         Chemical Bank

                         By /s/JOHN GENERALE
                         Name: John Generale
Attest:                  Title: Vice President
/s/VERA VAYR
Assistant Trust Officer


[Corporate Seal]         United States Trust Company of
                         New York

                         By /s/GERARD F. GANEY
                         Name: Gerard F. Ganey
Attest:                  Title: Senior Vice President
/s/THOMAS A. McCUTCHEON
Assistant Secretary


STATE OF NEW YORK   )
SS.:
COUNTY OF NEW YORK  )

On the 23rd day of November, 1993 before me personally came Richard M. Scarlata, to me known, who, being by me duly sworn, did depose and say that he resides at, Bronx, New York; that he is a Senior Vice President of Rockefeller CenterProperties, Inc., a corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.

                             /s/CAROL HANRATTY
                             Notary Public
[Notary Seal]
                             Carol Hanratty
                             Notary Public, State of New York
                             No. 24-4613016
                             Qualified in Kings County
                             Commission Expires March 30, 1995


STATE OF NEW YORK  )
SS.:
COUNTY OF NEW YORK )

On the 4th day of October, 1993, before me personally came
John Generale, to me known who, being by me duly sworn, did depose and say that he resides at 915 82nd Street, Brooklyn, New
York 11228; that he is a Vice President of Chemical Bank, a corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
that it was so affixed pursuant tb the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.



                             /s/MICHAEL A. SMITH
                             Notary Public
[Notary Seal]
                             Michael A. Smith
                             Notary Public, State of New York
                             No. 4908592
                             Qualified in Suffolk County
                             Certificate filed in New York County
                             Commission Expires Oct. 19, 1995


STATE OF NEW YORK   )
SS.:
COUNTY OF NEW YORK  )
On the 21st day of October, 1993, before me personally came Gerard F. Ganey, to me known who, being by me duly sworn, did depose and say that he resides at Basking Ridge, New Jersey; that he is a Senior Vice President of United States Trust Company of New York, a corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant tb the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.



                             /s/ALLISON BLUNNIE
                             Notary Public
[Notary Seal]

                             Allison Blunnie
                             Notary Public, State of New York
                             No. 41-5007490
                             Qualified in Queens County
                             Commission Expires February 1, 1995



EXHIBIT A

BOARD RESOLUTIONS
- ---------------

The following is a true copy of resolutions duly adopted as of November 18, 1993, by the Board of Directors of Rockefeller Center Properties, Inc. (the "Company").

      "RESOLVED, that any officer of the Company is hereby authorized to accept the resignation of Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, as Trustee, Registrar and Paying Agent, under the Company's Indenture, dated as of September 15, 1985, and as the Company's agent for service of notices and demands to or upon the Company in connection with the Securities issued under said Indenture, and to appoint United States Trust Company of New York, as Successor Trustee, Registrar and Paying Agent under said Indenture and as the Company's agent for the service of notices and demands to or upon the Company in connection with the Securities issued under said Indenture; and

      FURTHER RESOLVED, that any officer of this Company is hereby authorized to enter into such agreements and other instruments as may be necessary or desirable to effectuate the appointment of said Successor Trustee under said Indenture. "